Exhibit 32.2

Certification Pursuant to 18 USC, Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Second Amended Report of Heartland Bridge Capital, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Frederick Larcombe, the Chief Financial Officer of the Company certify pursuant to 18 USC Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	April 8, 2011 By:	/s/ Frederick Larcombe
Name: Frederick Larcombe
Title: Chief Financial Officer

A signed original of this written statement has been provided to Heartland Bridge Capital, Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.